STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (this “Agreement”) dated as of June 30, 2005 is made and entered into by and between DAVID R. KOTOK & ASSOCIATES, INC., a New Jersey corporation (“Purchaser”), HARLEYSVILLE NATIONAL CORPORATION, a Pennsylvania corporation (“HNC”), and HARLEYSVILLE NATIONAL BANK AND TRUST COMPANY, a national bank (“Seller”). Capitalized terms not otherwise defined herein have the meanings set forth in Section 11.01.
WHEREAS, HNC is a registered bank holding company and Seller is a wholly-owned subsidiary of HNC; and

WHEREAS, Seller owns one thousand (1,000) shares of common stock, no par value, of Cumberland Advisors, Inc., a New Jersey corporation (“Company”), constituting all issued and outstanding shares of capital stock of Company (such shares being referred to herein as the “Shares”); and

WHEREAS, Seller desires to sell, and Purchaser desires to purchase, the Shares on the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

SALE OF SHARES AND CLOSING

1.01  Purchase and Sale.  Seller agrees to sell to Purchaser, and Purchaser agrees to purchase from Seller, all of the right, title and interest of Seller in and to the Shares free from any and all Liens at the Closing on the terms and subject to the conditions set forth in this Agreement.
1.02  Purchase Price.  The aggregate purchase price for the Shares is $2,000,000.00 (the “Purchase Price”), payable in immediately available United States funds at the Closing in the manner provided in Section 1.03.

1.03  Closing.  The Closing will take place at the offices of DeCotiis, FitzPatrick, Cole & Wisler, LLP, 500 Frank W. Burr Boulevard, Teaneck, New Jersey 07666, or at such other place as Purchaser and Seller mutually agree, at 10:00 A.M. local time, on the Closing Date. At the Closing, Purchaser will pay the Purchase Price by wire transfer of immediately available funds to such account as Seller may reasonably direct. Simultaneously, Seller will assign and transfer to Purchaser good and valid title in and to the Shares, free and clear of all Liens, by delivering to Purchaser a certificate or certificates representing the Shares, in genuine and unaltered form, duly endorsed in blank or accompanied by duly executed stock powers endorsed in blank, with requisite stock transfer tax stamps, if any, attached. At the Closing, there shall also be delivered to Seller and Purchaser the certificates and other documents to be delivered under Articles V and VI.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF HNC AND SELLER

HNC and Seller hereby represent and warrant to Purchaser as follows:

2.01  Corporate Existence of Seller.  Seller is a national banking association, duly organized, validly existing and in good standing under the Laws of the United States. Seller has all necessary power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby, including without limitation to own, hold, sell and transfer (pursuant to this Agreement) the Shares.

2.02  Authority.  The execution and delivery by Seller of this Agreement and the performance by Seller of its obligations hereunder have been duly and validly authorized by the Board of Directors of Seller, no other corporate action on the part of Seller or its stock-holders being necessary. This Agreement has been duly and validly executed and delivered by Seller and constitutes a legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms.

2.03  Corporate Existence of Company.  Company is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of New Jersey, and has full corporate power and authority to conduct its business as and to the extent now conducted and to own, use and lease its Assets and Properties.

2.04  Capital Stock.  The authorized capital stock of Company consists solely of two thousand five hundred (2,500) shares of Common Stock, of which only the Shares have been issued. The Shares are duly authorized, validly issued, outstanding, fully paid and nonassessable. Seller owns the Shares, beneficially and of record, free and clear of all Liens. There are no shares of Common Stock issuable upon the exercise of outstanding Options or otherwise. The delivery of a certificate or certificates at the Closing representing the Shares in the manner provided in Section 1.03 will transfer to Purchaser good and valid title to the Shares, free and clear of all Liens other than Liens created or suffered to exist by Purchaser.

2.05  No Conflicts.  The execution and delivery by Seller of this Agreement and the performance by Seller of its obligations under this Agreement and the consummation of the transactions contemplated hereby will not:

(a)  conflict with or result in a violation or breach of any of the terms, conditions or provisions of the certificate or Certificate of Incorporation or By-laws of Seller or Company; or

(b) conflict with or result in a violation or breach of any term or provision of any Law or Order applicable to Seller, or any of its Assets and Properties.

2.06 Governmental Approvals and Filings. Other than notification to the Comptroller of Currency, no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of Seller, is required in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby except (i) where the failure to obtain any such consent, approval or action, to make any such filing or to give any such notice could not reasonably be expected to adversely affect the ability of Seller to consummate the transactions contemplated by this Agreement or to perform its obligations hereunder or to have a material adverse effect on the Business or Condition of Company, and (ii) those as would be required solely as a result of the identity or the legal or regulatory status of Purchaser or any of its Affiliates.

2.07 Taxes.

(a) Company and the HNC Consolidated Group have filed all Tax Returns that were required to be filed.

(b) All such Tax Returns were correct and complete.

(c) All Taxes owed by Company and the HNC Consolidated Group (whether or not shown on any Tax Return) have been paid.

(d) Except with respect to the taxable year ending December 31, 2004, Company and the HNC Consolidated Group are currently not the beneficiary of any extension of time within which to file any Tax Return.

(e) No written claim has been received from an authority in a jurisdiction where Company or the HNC Consolidated Group does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.

(f) There are no Liens on any of the assets of any of Company or the HNC Consolidated Group that arose in connection with any failure (or alleged failure) to pay any Tax.

(g) To the Knowledge of Seller, Company and its Affiliated Group have withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

(h) Company is a member of an Affiliated Group filing a consolidated federal income Tax Return the common parent of which is HNC (the “HNC Consolidated Group”). HNC has filed an extension to file a consolidated federal income Tax Return with Company and other Affiliates for the 2004 taxable year.

(i) There is no dispute or claim concerning any liability for any Tax of Company or the HNC Consolidated Group either: (A) claimed or raised by any authority in writing or (B) as to which HNC, Seller or Company and the officers (and employees responsible for Tax matters) of HNC, Seller or Company have knowledge, including, without limitation, all claims or disputes concerning any liability for any Tax relating to the State of New York.

(j) Schedule 2.07 lists all federal, state, local, and foreign income Tax Returns filed with respect to Company for all taxable periods that have not closed under the applicable statute of limitations, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit.

(k) HNC and Seller have delivered to Purchaser correct and complete copies of all state (including the applicable portion of the consolidated federal return which is included in such state filing), local or foreign income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by Company relating to the periods ending December 31, 2002, 2003 and 2004. Within thirty days after the filing of any and all 2005 all state (including the applicable portion of the consolidated federal return which is included in such state filing), local or foreign income Tax Returns prepared and filed for any interim or short-year taxable periods ending on the Closing Date, HNC shall promptly deliver such filed Tax Returns to Purchaser.

(l) Company or the HNC Consolidated Group have not currently waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

(m) To the Knowledge of Seller, Company and the HNC Consolidated Group has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of Federal Income Tax within the meaning of Code §6662.

(n)  Except for that certain Tax Sharing Agreement between Harleysville National Corporation and its Subsidiaries (a copy of which was delivered to Purchaser) which Company is neither a party or otherwise bound by its terms, Company or the HNC Consolidated Group are not parties to any Tax allocation or sharing agreement. Company (A) has been a member of Affiliated Groups filing a consolidated federal income Tax Return and (B) has no liability for the Taxes of any member of the HNC Consolidated Group under Treas. Reg. §1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

2.08   Legal Proceedings.

(a) To the Knowledge of Seller, there are no Actions or Proceedings pending or threatened against, relating to or affecting Seller, Company or any of their respective Assets and Properties which could reasonably be expected (i) to result in the issuance of an Order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement, or (ii) individually or in the aggregate with other such Actions or Proceedings, to have a material adverse effect on the Business or Condition of Company.

(b)  To the Knowledge of Seller, there are no Orders outstanding against Company which, individually or in the aggregate with other such Orders, materially adversely affect the Business or Condition of Company.

2.09   Compliance With Laws and Orders. To the Knowledge of Seller, Company is not in violation of or in default under any Law or Order applicable to Company or any of their respective Assets and Properties the effect of which, individually or in the aggregate with other such violations and defaults, could reasonably be expected to be materially adverse to the Business or Condition of Company.

2.10   Intentionally Omitted.

2.11 Intentionally Omitted.

2.12   Insurance.  Schedule 2.12 contains a true and complete list of all material insurance policies held by Seller for the benefit of Company currently in effect that insure the business, operations or employees of Company or affect or relate to the ownership, use or operation of any of the Assets and Properties of Company and that (i) have been issued to Company or (ii) have been issued to any Person (other than Company) for the benefit of Company. The insurance coverages provided by the policies described above will terminate with respect to Company as of the Closing Date.

2.13 Indebtedness. To the Knowledge of Seller, neither Seller nor HNC has incurred any indebtedness under which Company is currently an obligor.

2.14   Affiliate Transactions. Except for Seller providing Company with insurance coverage, employee benefits, and payroll administration, (i) there is no Indebtedness between Company, on the one hand, and Seller, any officer, director, Affiliate (other than Company) or Associate of Seller or any Associate of any such officer, director or Affiliate, on the other, (ii) neither Seller nor any such officer, director, Affiliate or Associate provides or causes to be provided any assets, services or facilities to Company which are individually or in the aggregate material to the Business or Condition of Company, (iii) Company does not provide or cause to be provided any assets, services or facilities to Seller or any such officer, director, Affiliate or Associate which are individually or in the aggregate material to the Business or Condition of Company and (iv) Company does not beneficially own, directly or indirectly, any Investment Assets issued by Seller or any such officer, director, Affiliate or Associate

2.15   Brokers.  Other than Griffin Financial Group, LLC serving as an advisor to Seller, all negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by Seller directly with Purchaser without the in-tervention of any Person on behalf of Seller in such manner as to give rise to any valid claim by any Person against Purchaser or Company for a finder’s fee, broker-age commission or similar payment.

2.16 Exclusivity of Representations. THE REPRESENTATIONS AND WARRANTIES MADE BY SELLER IN THIS ARTICLE II ARE THE EXCLUSIVE REPRESENTATIONS AND WARRANTIES MADE BY SELLER. SELLER HEREBY DISCLAIMS ANY OTHER EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES WITH RESPECT TO ITSELF, ITS AFFILIATES AND COMPANY. THE CONDITION OF COMPANY AND ITS ASSETS AND LIABILITIES SHALL BE “AS IS” AND “WHERE IS.”

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser hereby represents and warrants to Seller as follows:

3.01   Corporate Existence.  Purchaser is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of New Jersey. Purchaser has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby.

3.02   Authority.  The execution and delivery by Purchaser of this Agreement and the per-formance by Purchaser of its obligations hereunder have been duly and validly authorized by the Board of Directors of Purchaser, no other corporate action on the part of Purchaser or its stockholders being necessary. This Agreement has been duly and validly executed and delivered by Purchaser and constitutes a legal, valid and binding obligation of Purchaser enforceable against Purchaser in accordance with its terms.

3.03   No Conflicts.  The execution and delivery by Purchaser of this Agreement do not, the performance by Purchaser of its obligations under this Agreement and the consummation of the transactions contemplated hereby will not:

(a)  conflict with or result in a violation or breach of any of the terms, conditions or provi-sions of the Certificate of Incorporation or By-laws of Purchaser;

(b) conflict with or result in a violation or breach of any term or provision of any Law or Order applicable to Purchaser; or

(c) reasonably be expected to adversely affect the ability of Seller to consummate the transactions contemplated hereby or to perform its obligations hereunder, (i) conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under, (iii) require Purchaser to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, or (iv) result in the creation or imposition of any Lien upon Purchaser or any of its Assets or Properties under, any Contract or License to which Purchaser is a party or by which any of its Assets and Properties is bound.

3.04   Governmental Approvals and Filings.  Except as disclosed in Schedule 3.04 hereto, no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of Purchaser is required in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, except where the failure to obtain any such consent, approval or action, to make any such filing or to give any such notice could not reasonably be expected to adversely affect the ability of Seller to consummate the transactions contemplated by this Agreement or to perform its obligations hereunder.

3.05   Legal Proceedings.  There are no Actions or Proceedings pending or, to the knowledge of Purchaser, threatened against, relating to or affecting Purchaser or any of its Assets and Properties which could reasonably be expected to result in the issuance of an Order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement.

3.06   Brokers. All negotiations relative to this Agree-ment and the transactions contemplated hereby have been carried out by Purchaser directly with Seller without the inter-vention of any Person on behalf of Purchaser in such manner as to give rise to any valid claim by any Person against Seller or Company for a finder’s fee, brokerage commission or similar payment.

3.07 Financial Information. All internally prepared listings of fixed assets and summaries of accounts receivable, accounts payable and any other financial statements provided or previously provided by David R. Kotok to Seller and/or HNC are accurate, complete and in accordance with the books and records of Company and present fairly the information disclosed thereon as of their respective dates and results of operations of Company for the periods then ended.

ARTICLE IV

COVENANTS

4.01   Regulatory and Other Approvals.  Purchaser will, and will cause Company to, (a) take all commercially reasonable steps necessary or desir-able, and proceed diligently and in good faith and use all commercially reasonable efforts, as promptly as practicable to obtain all consents, approvals or actions of, to make all filings with and to give all notices to Governmental or Regulatory Authorities or any other Person required of Company to consummate the transactions contemplated hereby and (b) provide such other information and communications to such Governmental or Regulatory Authorities or other Persons as such Governmental or Regulatory Authorities or other Persons may reasonably request in connection therewith.

4.02 Life and Disability Insurance Policy. To the extent assignable, Seller agrees to promptly assign the current life insurance policy in the amount of $2,000,000 and the current disability policy for David R. Kotok to Purchaser. Purchaser shall reimburse Seller at the Closing for any prepaid premiums covering periods after the Closing.

4.03   Kotok Employment Agreement. Seller and HNC hereby assign all the rights, title and interest under the Employment Agreement by and among David K. Kotok, Millennium Bank and Company, dated May 30, 2003, and any subsequent amendments thereto, including the Amendment to Employment Agreement by and among David R. Kotok, Millennium Bank, Company, HNC and Seller dated October 15, 2003, to Purchaser, as of the Closing, and Purchaser hereby assumes all obligations of Seller and HNC under such Employment Agreement, as amended.

4.04 Pension Plan and 401k Participation by Company's Employees.  Seller shall comply with the requirements of ERISA (and any similar state or local law or regulation) in connection any employees of Company who immediately prior to the Closing were participating in Seller's pension and 401k plans, including using commercially reasonable efforts to effect each such employee's preference for disposition of the funds upon submission of the necessary paperwork by the former plan participant.

4.05 Continuation of Personnel. As of the Closing, Purchaser shall hire the individuals listed on Schedule 4.05 and shall be assume all payroll and other responsibilities for such individuals effective immediately after the Closing. On or before the Closing, Company shall reimburse Seller for the payroll being paid on June 30, 2005 on behalf of Company.

4.06 Tangible Personal Property. Seller and HNC have no rights, title or interest in and shall make no claim to the assets located as of the Closing Date at 614 Landis Avenue, Vineland, New Jersey 08360 or those listed on Schedule 4.06 attached hereto.

4.07  Intellectual Property Rights.
(a) Seller and HNC have no rights, title or interest in and shall make no claim to the following items existing as of the Closing Date (to the extent that they are owned or prepared by Company): Securities and Exchange Commission registrations, accounts and notes receivable of Company, investment advisory contracts, broker/dealer lists, research and development reports regarding investment advisory services, analyst reports and other reports prepared by Company and its personnel, operating guides and manuals, creative, advertising and promotional materials for Company, studies, records and data regarding Company operations (including customer and client records), telephone and fax numbers, prepaid expenses and refunds unless specifically excluded elsewhere in this Agreement, licenses/permits of Company that are assignable or transferable, all claims/causes of action specifically relating to Company or its business, computer software owned or licensed, Company’s websites, web-designs, domain names, e-mail addresses, trademarks, copyrights, service marks, and leasehold interests, and Company name and logo.

(b) The parties agree that the following items existing as of the Closing Date are dually owned by Seller and Company: financial and accounting records of

Company provided to Seller for use in preparing tax returns, general business records of Company (including federal/state/local filings), personnel records for Company personnel (including payroll records), and tax returns relating to Company; provided, however, that with regard to the tax returns and payroll records, Company is just entitled to copies of such items.

(c) Neither Company nor Purchaser shall use the "Harleysville" name and logo following the Closing. Neither Seller nor HNC shall use the name “Cumberland” and logo following the Closing.

ARTICLE V

CLOSING DELIVERIES OF SELLER

Seller shall deliver the following certificates and documents to Purchaser at the Closing:

5.01   Share Certificate. A share certificate representing the Shares in the manner provided in Sections 1.01 and 1.03.

5.02 Officers’ Certificate.  A certificate, dated the Closing Date and executed by the President or the Executive Vice President of Seller, substantially in the form and to the effect of Exhibit A hereto

5.03  Secretary's Certificate. A certificate, dated the Closing Date and executed by the Secretary or any Assistant Secretary of Seller, substantially in the form and to the effect of Exhibit B hereto.

5.04  Resignations. The resignation of each of Company’s Board of Directors appointed by Seller, including those of John Eisele, Demetra Takes and Michael High, effective as of the Closing Date.

5.05  IRS Forms 8023. The Form 8023 (and any comparable state, local or foreign forms) referred to in Section 8.01(b) with all the information relevant to the Seller and/or HNC, as the case may be, filled in and executed by Seller and HNC.

ARTICLE VI

CLOSING DELIVERIES OF PURCHASER

Purchaser shall deliver the following additional documents to Seller at the Closing:

6.01   Officers’ Certificate.  A certificate, dated the Closing Date and executed by the Chairman of the Board, the President or any Vice Presi-dent of Purchaser, substantially in the form and to the effect of Exhibit C hereto.

6.02.  Secretary's Certificate. A certificate, dated the Closing Date and executed by the Secretary or any Assistant Secretary of Purchaser, substantially in the form and to the effect of Exhibit D hereto.

6.03 Release from Kotok. A release, dated the Closing Date, from David R. Kotok, substantially in the form and to the effect of Exhibit E attached hereto.

6..04 IRS Form 8023. A copy of the fully executed and completed Form 8023 (and any comparable state, local in foreign forms) in accordance with Section 8.01(b).

6.05 Purchase Price. The Purchase Price in immediately available funds per Section 1.20.

ARTICLE VII

SURVIVAL

7.01  Survival of Representations and Warranties.  The representa-tions and warranties, covenants and agreements of Seller and Purchaser contained in this Agreement will survive the Closing for a period of twelve (12) months; provided that: (i) the Tax indemnification provisions of Section 9.01 shall survive the Closing for a period of three (3) years and (ii) the representations and warranties set forth in Section 2.08 shall survive the Closing until the expiration of all applicable statutes of limitation (including all periods of extension).

ARTICLE VIII

CERTAIN POST-CLOSING MATTERS

8.01 Tax Returns; Section 338(h)(10) Election.

(a) The following provisions shall govern the allocation of responsibility as between Company and Purchaser, on the one hand, and Seller and HNC, on the other, for certain tax matters following the Closing Date:

(i) HNC and Purchaser acknowledge that the taxable year of Company for federal and New Jersey state income tax purposes will end at the close of business on the Closing Date (the “Short Taxable Period”). HNC shall include the taxable income, gain, loss, deduction and credits of Company (including any deferred items triggered into income by Treas. Reg. 1.1502-13 and any excess loss account taken into income under Treas. Reg. 1.1502-19) for the Short Taxable Period on HNC’s consolidated federal income Tax Returns. HNC shall prepare or cause to be prepared and file or cause to be filed, within the time and in the manner provided by law, all Tax Returns of Company for all periods ending on or before the Closing Date that are due after the Closing Date. HNC or Seller shall pay the amount of all Taxes shown as due on such Tax Returns, including on the Company’s New Jersey state income Tax Return for the taxable year ended on December 31, 2004 and the Short Taxable Period. Purchaser agrees that at the reasonable request of Seller, an officer of the Company shall sign any Tax Return filed pursuant to this paragraph. Notwithstanding the foregoing, if an officer of the Company is requested to sign any Tax Return prepared by Seller or HNC, such Tax Return shall be subject to the approval and review by Purchaser (which approval shall not be unreasonably withheld or delayed) prior to filing.

(ii) Company shall prepare or cause to be prepared and file or cause to be filed any Tax Returns for Tax periods after the Closing Date. To the extent the Purchaser claims that Seller is responsible for any Taxes with respect to such Tax periods, the Tax Returns for such Tax periods shall be subject to the review and approval of Seller (which approval shall not be unreasonably withheld or delayed). Seller shall pay to Company within fifteen (15) days after the date on which Taxes are paid with respect to such periods an amount equal to the portion of such Taxes which relates to the portion of such taxable period ending on the Closing Date to the extent such Taxes are not reflected in the current liability accruals for Taxes (excluding reserves for deferred Taxes) shown on Company’s books and records as of the Closing Date. For purposes of this Section 8.01(a)(ii), the portion of such Taxes which relate to the portion of such Taxable period ending on the Closing Date shall be deemed equal to the amount which would be payable if the relevant Taxable period ended on the Closing Date and the books and records of the Company were closed on such date. All determinations necessary to give effect to the foregoing shall be made in a manner consistent with prior tax accounting practices of Company.

(iii) Purchaser and Company on one hand and Seller and HNC on the other hand shall (A) cooperate fully, as reasonably requested, in connection with the preparation and filing of Tax Returns pursuant to this Section 8.01 and any audit, litigation or other proceeding with respect to Taxes; (B) make available to the other, as reasonably requested, all information, records or documents with respect to Taxes, Tax Returns and Tax matters pertinent to Company for all periods ending prior to or including the Closing Date; and (C) preserve information, records or documents relating to Taxes, Tax Returns and Tax matters pertinent to Company that are in their possession or under their control until the expiration of any applicable statute of limitations or extensions thereof.

(iv) Seller shall timely pay all transfer, documentary, sales, use, stamp, registration and other Taxes and fees arising from or relating to the transactions contemplated by this Agreement except those imposed upon the Purchaser by applicable law, and Seller shall, at their own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration, and other Taxes and fees. If required by applicable law, Purchaser and Company will join in the execution of any such Tax Returns and other documentation.

(b) The parties agree to join in making a timely election under Section 338(h)(10) of the Code (and any comparable state or local provisions) with respect to the purchase of the Shares pursuant to this Agreement (any such election a “Section 338 Election”) and in furtherance thereof agree as follows:

(i) Seller will include any income, gain, loss, deduction, or other tax item resulting from the Section 338 Election on their Tax Returns to the extent permitted by applicable law. Purchaser and Seller shall cooperate fully with each other in the making of such election. In particular, Purchaser shall be responsible for the preparation and filing of all Tax Returns and forms (the “Section 338 Forms”) required under applicable tax law to be filed in connection with making the Section 338 Election.

(ii) Purchaser shall prepare the allocation of the Purchase Price and the liabilities of Company to the assets of Company for all purposes, materially consistent with the allocation set forth on Schedule 8.01(b) or in a manner as required by Sections 338 and 1060 of the Code and the Treasury Regulations promulgated thereunder (the “Allocation”). Purchaser and Seller agree that such Allocation shall be binding on each of them and shall be used for purposes of determining the modified aggregate deemed sales price under Treasury Regulations and in reporting the deemed sale of assets of Company in connection with the Section 338 Election. Each of Purchaser and HNC shall prepare and file Forms 8883 (an any applicable forms required under state or local law) in respect to each Section 338 Election in a timely manner fully consistent with the Allocation and shall not take any position on any financial or regulatory statement or Tax Return or in any Tax audit or proceeding that is inconsistent with the Allocation. The parties shall each provide evidence to the other party that such forms were timely filed.

(iii) Prior to Closing, Purchaser shall prepare a completed set of IRS Forms 8023 (and any comparable forms required to be filed under state, local or foreign tax law) and any additional data or materials required to be attached to Forms 8023 pursuant to the Treasury Regulations promulgated under Section 338 of the Code. Purchaser shall deliver said forms to Seller three days prior to the Closing Date for review and execution. Seller and Purchaser shall execute and deliver Forms 8023 at Closing. Seller shall promptly file Form 8023 with the appropriate Internal Revenue Service office and shall promptly furnish Purchaser with written proof of such filing.

(iv) No new elections with respect to Taxes, or any changes in current elections with respect to Taxes, affecting Company after the Section 338 Election shall be made after the date of this Agreement without the prior written consent of the Purchaser and Seller.

(c) Purchaser and Seller agree as follows with respect to the allocation of income Tax liabilities:

(i) Seller shall be liable for all federal income Taxes attributable to Company and the HNC Consolidated Group for the period prior to the Closing Date (including all Taxes resulting from the Section 338 Election). Seller shall also be entitled to receive all federal Tax refunds and credits received for such period. Purchaser shall be liable for all federal income Taxes of Company for the period after the Closing Date, including Taxes resulting from a change in the accounting method of Company after the Closing Date. Company shall also be entitled to receive all federal Tax refunds and credits received for such period.

(ii) Seller shall be liable for any state, local, or foreign Tax attributable to an election under state, local, or foreign law similar to the election available under Section 338(h)(10) of the Code. Further, if a state, local or foreign jurisdiction does not have provisions similar to the election available under Section 338(h)(10) of the Code, Seller will be liable for any Tax imposed on Company and the HNC Consolidated Group by such state, local and/or foreign jurisdiction resulting from the transactions contemplated by this Agreement. Finally, Seller will be liable for nonfederal income Taxes of Company and HNC Consolidated Group ending on or before the Closing Date. Seller shall also be entitled to receive all nonfederal Tax refunds and credits received for such period. Purchaser and Company will be liable for nonfederal income Taxes of Company for the period ending after the Closing Date, including Taxes resulting from a change in the accounting method of Company after the Closing Date. Company and Purchaser shall also be entitled to receive all nonfederal Tax refunds and credits received for such period.

(iii) Seller and HNC agree to indemnify Purchaser against any and all Losses sustained by Purchaser or the Company from an invalid Section 338 Election, but only to the extent such invalidity is caused by an act of Seller or HNC or the failure of Seller or HNC to take action with respect to the Section 338 Election as contemplated by this Agreement or as reasonably requested by Purchaser. Purchaser agrees to indemnify Seller or HNC against any and all Losses sustained by Seller or HNC from an invalid Section 338 Election, but only to the extent such invalidity is caused by an act of Purchaser or the failure of Purchaser to take action with respect to the Section 338 Election contemplated by this Agreement or reasonably requested by Seller or HNC.

(d) As of the Closing Date, Purchaser acknowledges and covenants that there is no plan, intention, arrangement or understanding to, and that it will not for the six (6) month period commencing on July 1, 2005 and ending on December 31, 2005 (the "QSP Period"), take any action of any nature, including by way of merger or liquidation, that would prevent the purchase of the Shares hereunder from constituting a "qualified stock purchase" under U.S. Treasury Regulation 1.338-3, it being expressly recognized that during the QSP Period, the liquidation of the Company (including the upstream merger of the Company with and into Purchaser), or the making of a "qualified subchapter  Subsidiary" election within the meaning of Section 1361 of the Code with respect to the Company, will not be inconsistent with the terms of this Section 8.01(d).

8.02 Future Sales of Company. In the event that Purchaser consummates the sale of Company (by asset sale, stock sale or merger) to a subsequent buyer within twelve (12) months following June 30, 2005 for an amount greater than $2,200,000.00, Purchaser agrees to share the amount in excess of $2,200,000.00 from such future sale equally with Seller. For purposes of this Section 8.02, "future sales" shall not include any partial sale, conveyances, conversions, mergers, consolidations, actual or deemed liquidations (including, without limitation, a qualified subchapter Subsidiary election), acquisitions or any other transaction with Affiliates or

Affiliated Groups of Purchaser or any sale or transfer of stock or any other security to an employee of Company pursuant to any Benefit Plans.

ARTICLE IX

INDEMNIFICATION AND RELEASES

9.01  Tax Indemnification. HNC and Seller shall jointly and severally indemnify Company and the Purchaser and hold them each harmless from and against, any and all Losses attributable to: (i) all Taxes (or the nonpayment thereof) of Company or the HNC Consolidated Group for all taxable periods ending on or before the Closing Date and the portion through the end of the Closing Date for any taxable period that includes (but does not end on) the Closing Date, (ii) all Taxes of any member of an affiliated, consolidated, combined or unitary group of which Company (or any predecessor) is or was a member on or prior to the Closing Date, including pursuant to Treas. Reg. 1.1502-6 or any analogous or similar state, local or foreign law or regulation, and (iii) any and all Taxes of any person (other than Company) imposed on Company as a transferee or successor, by contract or pursuant to any law, rule or regulation, which Taxes relate to an event or transaction occurring before the Closing; provided, however, that HNC and Seller shall not be responsible to indemnify Company and the Purchaser from any Losses which result from Purchaser's breach of or misrepresentation under Section 3.07 hereof. Company and Purchaser shall indemnify Seller and HNC (and any affiliate or either of them) and hold them harmless from and against any and all Losses attributable to all Taxes of the Company for all taxable periods beginning after the Closing Date and the portion after the Closing Date of any taxable period that begins before and includes (but does not end on) the Closing Date.

9.02  Other Indemnification.

(a) Seller shall indemnify Pur-chaser in respect of, and hold it harmless from and against, any and all Losses suffered, incurred or sustained by it or to which it becomes subject, resulting from, arising out of or re-lating to any misrepresentation, breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of Seller contained in this Agreement.

(b)  The Purchaser shall indemnify Seller in respect of, and hold it harmless from and against, any and all Losses suffered, incurred or sustained by it or to which it becomes subject, resulting from, arising out of or re-lating to any misrepresentation, breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of Purchaser contained in this Agreement.

(c) Seller and HNC jointly and severally agree to indemnify, defend and hold harmless David R. Kotok, an individual, the Company and Purchaser from and against any and all losses, liabilities, fines, penalties or other punitive or remedial actions based upon, arising out of or otherwise resulting from any civil or criminal investigation, proceeding, litigation, audit or inquiry by the United States Securities and Exchange Commission ("SEC"), United States Department of Justice or any other federal, state or local governmental authority resulting from HNC or Seller's violation or failure to comply with the rules and regulations of the SEC or any other statues and laws: (i) resulting from the unauthorized activities of one of its officers as set forth in Item 4, Controls and Procedures of HNC's 10-Q for quarter ended June 30, 2004, or (ii) resulting from the conduct of its officers who are designees to the Board of Company, which officers’ resignations are set forth within Section 5.04 herein.

9.03 Releases. As of the Closing:

(a) Seller and HNC do hereby remise, release and forever discharge Company, Purchaser and David R. Kotok and their respective representatives, affiliates, predecessors, transferees, successors and assigns ("Purchaser Parties"), from any and all claims, debts, obligations, reckonings, liabilities, promises, covenants, agreements, contracts, endorsements, bonds, specialties, controversies, suits, actions, causes of action, trespasses, variances, judgments, extents, executions, damages, claims or demands, whatsoever, in law, in admiralty or in equity, past and future, which they have or may have against Company and Purchaser upon or by reason of any matter, cause or thing whatsoever; provided, however, that this release shall not release the Purchaser Parties from any obligations arising under this Agreement.

(b) Purchaser does hereby remise, release and forever discharge HNC and Seller and their respective representatives, affiliates, predecessors, transferees, successors and assigns ("Seller Parties"), from any and all claims, debts, obligations, reckonings, liabilities, promises, covenants, agreements, contracts, endorsements, bonds, specialties, controversies, suits, actions, causes of action, trespasses, variances, judgments, extents, executions, damages, claims or demands, whatsoever, in law, in admiralty or in equity, past and future, which they have or may have against HNC and Seller upon or by reason of any matter, cause or thing whatsoever; provided, however, that this release shall not release the Seller Parties from any obligations arising under this Agreement.

ARTICLE X

ANTI-DISPARAGEMENT

10.01 Anti-Disparagement. The parties agree that neither party nor their Affiliates shall make any disparaging statements regarding the other.

ARTICLE XI

DEFINITIONS

11.01  Definitions.   (a) Defined Terms. As used in this Agreement, the following defined terms have the meanings indicated below:

“Actions or Proceedings” means any action, suit, proceeding, arbitration or Governmental or Regulatory Authority investigation.

“Affiliate” means any Person that directly, or indirectly through one of more intermediaries, controls or is controlled by or is under common control with the Person speci-fied. For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by Contract or otherwise and, in any event and without limitation of the previous sentence, any Person owning ten percent (10%) or more of the voting securities of another Person shall be deemed to control that Person.

“Affiliated Group” means any affiliated group within the meaning of Code Section 1504(a) or any similar group defined under a similar provision of state, local or foreign law.

“Agreement” means this Stock Purchase Agree-ment and the Exhibits and the Schedules hereto.

“Allocation” has the meaning provided in Section 8.02(b)(ii).

“Assets and Properties” of any Person means all assets and properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intan-gible, and wherever situated), including the goodwill related thereto, operated, owned or leased by such Person.

“Associate” means, with respect to any Person, any corporation or other business organization of which such Person is an officer or partner or is the beneficial owner, directly or indirectly, of ten percent (10%) or more of any class of equity securities, any trust or estate in which such Person has a substantial beneficial interest or as to which such Person serves as a trustee or in a similar capacity and any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person.

“Benefit Plan” means any Plan established by Company or any predecessor or Affiliate of Company, existing at the Closing Date or at any time within the five (5) year period prior thereto, to which Company contributes or has contributed, or under which any employee, former employee or director of Company or any beneficiary thereof is covered, is eligible for coverage or has benefit rights.

“Books and Records” means all files, documents, instruments, papers, books and records relating to the Business or Condition of Company, including without limitation financial statements, Tax Returns and related work papers and letters from accountants, budgets, pricing guidelines, ledgers, journals, deeds, title policies, minute books, stock certificates and books, stock transfer ledgers, Contracts, Licenses, customer lists, computer files and programs, retrieval programs, operating data and plans and environmental studies and plans.

“Business Day” means a day other than Saturday, Sunday or any day on which banks located in the Commonwealth of Pennsylvania and the State of New Jersey are authorized or obligated to close.

“Business or Condition of Company” means the business, financial condition or results of operations of Company.

“Closing” means the closing of the transactions contemplated by Section 1.03.

“Closing Date” means Thursday, June 30, 2005 or on such other date as mutually agreed to in writing by HNC, Seller and Purchaser.

“Code” means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

“Common Stock” means the common stock, no par value per share, of Company.

“Company” has the meaning ascribed to it in the forepart of this Agreement.

“Contract” means any agreement, lease, license, evidence of Indebtedness, mortgage, indenture, security agreement or other contract.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

“Governmental or Regulatory Authority” means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States or any domestic county, city or other political subdivision.

“HNC Consolidated Group” has the meaning provided in Section 2.07(h)

“Indebtedness” of any Person means all obligations of such Person (i) for borrowed money, (ii) evidenced by notes, bonds, debentures or similar instruments, (iii) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the ordinary course of business), (iv) under capital leases and (v) in the nature of guarantees of the obligations described in clauses (i) through (iv) above of any other Person.

“Investment Assets” means all debentures, notes and other evidences of Indebtedness, stocks, securities (including rights to purchase and securities convertible into or exchangeable for other securities), interests in joint ventures and general and limited partnerships, mortgage loans and other investment or portfolio assets owned of record or beneficially by Company and issued by any Person other than Company (other than trade receivables generated in the ordinary course of business of Company).

“IRS” means the United States Internal Revenue Service.

“Knowledge of Seller” means the actual knowledge of the President and Executive Vice President of Seller.

“Laws” means all laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law of the United States or any state, county, city or other political subdivision or of any Governmental or Regulatory Authority.

“Liabilities” means all Indebtedness, obligations and other liabilities of a Person (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due).

“Liens” means any mortgage, pledge, assess-ment, security interest, lease, lien, adverse claim, levy, charge or other encumbrance of any kind, or any condi-tional sale Contract, title retention Contract or other Con-tract to give any of the foregoing.

“Loss” means any and all damages, fines, penalties, deficiencies, losses and expenses (including without limitation interest, court costs, reasonable fees of attorneys, accountants and other experts or other reasonable expenses of litigation or other proceedings or of any claim, default or assessment).

“Option” with respect to any Person means any security, right, subscription, warrant, option, “phantom” stock right or other Contract that gives the right to (i) purchase or otherwise receive or be issued any shares of capital stock of such Person or any security of any kind convertible into or exchangeable or exercisable for any shares of capital stock of such Person or (ii) receive or exercise any benefits or rights similar to any rights enjoyed by or accruing to the holder of shares of capital stock of such Person, including any rights to participate in the equity or income of such Person or to participate in or direct the election of any directors or officers of such Person or the manner in which any shares of capital stock of such Person are voted.

“Order” means any writ, judgment, decree, injunction or similar order of any Governmental or Regulatory Authority (in each such case whether preliminary or final).

“Plan” means any bonus, incentive compensation, deferred compensation, pension, profit sharing, retirement, stock purchase, stock option, stock ownership, stock appreciation rights, phantom stock, leave of absence, layoff, vacation, day or dependent care, legal services, cafeteria, life, health, medical, accident, disability, workmen’s compensation or other insurance, severance, separation or other employee benefit plan, and/or supplemental benefits, practice, policy or arrangement of any kind, whether written or oral, including, but not limited to, any “employee benefit plan” within the meaning of Section 3(3) of ERISA.

“Person” means any natural person, corpora-tion, general partnership, limited partnership, proprietorship, other business organization, trust, union, association or Governmental or Regulatory Authority.

“Purchase Price” has the meaning ascribed to it in Section 1.02.

“Purchaser” has the meaning ascribed to it in the forepart of this Agreement.
“Section 338 Election” has the meaning provided in Section 8.01(b).

“Seller” has the meaning ascribed to it in the forepart of this Agreement.

“Shares” has the meaning ascribed to it in the forepart of this Agreement.
“Tax Returns” means any return (including any interim, short-year or pro-forma returns), declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Tax” or “Taxes” means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Section 59A of the Code), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

(b)  Construction of Certain Terms and Phrases.  Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respec-tively; (iii) the terms “hereof,”“herein,”“hereby” and deriva-tive or similar words refer to this entire Agreement; (iv) the terms “Article” or “Section” refer to the specified Article or Section of this Agreement; and (v) the phrase “ordinary course of business” refers to the business of Company. Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. Any representation or warranty contained herein as to the enforceability of a Contract shall be subject to the effect of any bankruptcy, insolvency, reorganization, moratorium or other similar law affecting the enforcement of creditors’ rights generally and to general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at Law).

ARTICLE XII

MISCELLANEOUS

12.01  Notices.  All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given (i) five (5) Business Days following deposit in the mails if sent by registered or certified mail, postage prepaid, (ii) when sent, if sent by facsimile transmission, if receipt thereof is confirmed by telephone, (iii) when delivered, if delivered personally to the intended recipient and (iv) one (1) Business Day following deposit with a nationally recognized overnight courier service, in each case addressed as follows :

If to Purchaser, to:
David R. Kotok & Associates, Inc.
ATTN: David R. Kotok
614 Landis Avenue, 1st Floor
Vineland, New Jersey 08360
Tel. (856) 696-1355
Fax. (856) 692-1379

with a copy to:

DeCotiis, FitzPatrick, Cole & Wisler, LLP
ATTN: Michael R. Cole, Esq.
Glenpointe Centre West
500 Frank W. Burr Boulevard
Teaneck, NJ 07666
Tel. (201) 928-1100
Fax. (201) 928-0588

If to Seller, to:

Harleysville National Bank and Trust Company
483 Main Street
Harleysville, PA 19438
Tel. (215) 513-2391
Fax. (215) 256-2396
ATTN: Corporate Secretary

Harleysville National Bank and Trust Company
483 Main Street
Harleysville, PA 19438
Tel. (215) 513-2391
Fax. (215) 256-2396
ATTN: Gregg J. Wagner, President

with a copy to:

Wolf, Block, Schorr and Solis-Cohen, LLP
ATTN: Bruce R. Lesser, Esq.
1650 Arch Street, 22nd Floor
Philadelphia, PA 19103
Tel. (215) 977-2450
Fax. (215) 405-3902

If to HNC, to:

Harleysville National Corporation
483 Main Street
Harleysville, PA 19438
Tel. (215) 513-2391
Fax. (215) 256-2396
ATTN: Corporate Secretary

Harleysville National Corporation
483 Main Street
Harleysville, PA 19438
Tel. (215) 513-2391
Fax. (215) 256-2396
ATTN: Gregg J. Wagner, President

with a copy to:

Wolf, Block, Schorr and Solis-Cohen, LLP
ATTN: Bruce R. Lesser, Esq.
1650 Arch Street, 22nd Floor
Philadelphia, PA 19103
Tel. (215) 977-2450
Fax. (215) 405-3902

Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

12.02  Entire Agreement.  This Agreement super-sedes all prior discussions and agreements between the parties with respect to the subject matter hereof and contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof.

12.03  Expenses.  Except as otherwise expressly pro-vided in this Agreement whether or not the transactions contemplated hereby are consummated, each party will pay its own costs and expenses. The parties agree that Company has not incurred any expenses in connection with the negotiation, execution and closing of this Agreement.

12.04  Further Assurances; Post-Closing Cooperation.

(a) Subject to the terms and conditions of this Agreement, at any time or from time to time after the Closing, each of the parties hereto shall execute and deliver such other documents and instruments, provide such materials and information and take such other actions as may reasonably be necessary, proper or advisable, to the extent permitted by Law, to fulfill its obligations under this Agreement.

(b)  If, in order properly to prepare its Tax Returns, other documents or reports required to be filed with Governmental or Regulatory Authorities or its financial statements or to fulfill its obligations hereunder, it is necessary that a party be furnished with additional information, documents or records relating to the Business or Condition of Company and such information, documents or records are in the possession or control of the other party, such other party agrees to use its best efforts to furnish or make available such information, documents or records (or copies thereof) at the recipient’s request, cost and expense. Any information obtained in accordance with this paragraph shall be held confidential.

(c)  Notwithstanding anything to the contrary contained in this Section, if the parties are in an adversarial relationship in litigation or arbitration, the furnishing of information, documents or records in accordance with any provision of this Section shall be subject to applicable rules relating to discovery.

12.05  Waiver.  Any term or condition of this Agree-ment may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by Law or otherwise afforded, will be cumu-lative and not alternative.

12.06  Amendment.  This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party hereto.

12.07  No Third Party Beneficiary.  The terms and pro-visions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person other than Persons entitled to indemnity under Article X.

12.08  No Assignment; Binding Effect.  Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other party hereto and any attempt to do so will be void. Subject to the preceding

12.09  Headings.  The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

12.10  Invalid Provisions.  If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provi-sion as similar in terms to such illegal, invalid or unenforce-able provision as may be possible.

12.11  Governing Law.  This Agreement shall be governed by and construed in accordance with the Laws of the State of New Jersey ap-plicable to a Contract executed and performed in such State, without giving effect to the conflicts of laws principles thereof.

12.12  Counterparts.  This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, this Agreement has been duly exe-cuted and delivered by the duly authorized officer of each party hereto as of the date first above written.

DAVID R. KOTOK & ASSOCIATES, INC.

By: /s/ David R. Kotok
David R. Kotok, President

HARLEYSVILLE NATIONAL
CORPORATION

By: /s/ Gregg J. Wagner
 Gregg J. Wagner, President and CEO

HARLEYSVILLE NATIONAL BANK
AND TRUST COMPANY

By: /s/ Michael B. High
  Michael B. High, Executive Vice
President and COO

CUMBERLAND ADVISORS, INC.

By: /s/ David R. Kotok
     David R. Kotok, President